Exhibit 99.1
NOG Announces First Quarter 2026 Results

FIRST QUARTER HIGHLIGHTS

•Total quarterly production of 148,303 Boe per day (50% oil), a 10% increase from the first quarter of 2025
•Record natural gas production of 448,444 Mcf per day, a 33% increase from the first quarter of 2025
•GAAP net loss of $522.8 million, Adjusted EBITDA of $342.5 million, and Adjusted Net Income of $74.7 million. See “Non-GAAP Financial Measures” below
•Cash flow from operations of $323.6 million. Excluding changes in net working capital, cash flow from operations was $297.2 million
•Generated $30.4 million of Free Cash Flow. See “Non-GAAP Financial Measures” below
•Capital expenditures of $270.1 million, excluding non-budgeted acquisitions and other
•Closed Joint Ohio Utica acquisition of upstream and midstream assets in February 2026 with an adjusted ownership split of 40% for $464.6 million including the previously paid $58.8 million deposit.
•Completed 41 ground game transactions adding over 5,100 net acres and an additional 6.14 net wells for $43.6 million, inclusive of associated development costs
•Completed common stock offering of 8.3 million shares of common stock in March 2026, generating net proceeds of $227.9 million

MINNEAPOLIS (BUSINESS WIRE) - April 28, 2026 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or “Company”) today announced the Company’s first quarter results.

MANAGEMENT COMMENTS

"The current geopolitical environment is creating a dynamic environment for our business, and NOG is well-positioned to navigate it. We are seeing improved field level price realizations — particularly in the Williston — while strong hedging keeps us insulated from the seasonal weakness in natural gas prices. It is the longer-dated strip, however, that matters most, and improvements in 2027 and 2028 forward prices give us confidence in the durability of activity, M&A market liquidity, and our ability to compete for high-quality assets. Despite the current volatility, operator activity has remained relatively unchanged since the prior quarter, but we will continue to monitor operator plans and activity in the coming quarters,” commented Nick O’Grady, Chief Executive Officer.

“Q1 was a banner quarter for our Ground Game, closing 41 transactions while keeping capital disciplined. Our leasing program — having added over 70 net locations in the past year — is building an underappreciated runway of future value that will continue to differentiate NOG from peers. With a strong balance sheet and robust free cash flow, we see the potential for meaningful growth ahead,” added Adam Dirlam, President.

FIRST QUARTER FINANCIAL RESULTS

Oil and natural gas sales for the first quarter were $539.9 million. First quarter GAAP net loss was $522.8 million or $5.31 loss per basic and diluted share driven by a non-cash unrealized mark-to-market loss on derivatives of approximately $521.4 million and a non-cash impairment charge of $268.3 million. First quarter Adjusted Net Income was $74.7 million or $0.74 per adjusted diluted share. Adjusted EBITDA in the first quarter was $342.5 million, a 21% decrease from the first quarter of 2025, reflecting a 19% decrease in realized price on a Boe basis including settled commodity derivatives and the impact of a changing commodity mix. See “Non-GAAP Financial Measures” below.

PRODUCTION

First quarter 2026 production averaged 148,303 Boe per day, a 6% increase from the fourth quarter of 2025. Oil represented approximately 50% of total production in the first quarter at an average of 73,567 Bbls per day. NOG added 17.1 net wells to production during the first quarter, compared to 24.2 net wells added to production in the fourth quarter of 2025. The first quarter marked a lower point for well additions, in line with forecast, with the expectation of an acceleration of TILs through the balance of 2026. Well performance continues to be strong across all of NOG’s basins. Appalachian volumes set another production record as our Appalachian joint development program continues to consistently deliver TILs according to plan.

PRICING

During the first quarter, NOG’s unhedged net realized oil price was $66.32 per Bbl. The Company’s average differential to WTI prices was $5.85, a 1% increase from the first quarter of 2025. NOG’s unhedged net realized gas price in the first quarter was $2.50 per Mcf, representing a 72% realization compared with Henry Hub pricing. Natural gas realizations continue to be pressured due to lack of takeaway capacity in the Permian Basin.

HEDGING

In the first quarter, the Company recorded a non-cash unrealized mark-to-market loss on derivatives of approximately $521.4 million, driven by changes to the value of the Company’s derivatives portfolio. Realized hedge losses were $17.6 million as gains on the Company’s natural gas hedges were more than offset by losses on the Company’s crude oil hedges.

OPERATING COSTS

Lease operating costs were $129.7 million in the first quarter of 2026, or $9.72 per Boe, higher by 4% on a per unit basis compared to the first quarter of 2025. Production taxes were $38.3 million in the first quarter of 2026, compared to $36.1 million in the first quarter of 2025. First quarter general and administrative (“G&A”) costs totaled $23.2 million or $1.74 per Boe, as compared to $1.19 per Boe in the first quarter of 2025. The increase primarily reflects the $6.7 million of transaction costs associated with the Company’s Ohio Utica joint acquisition which closed in February. NOG’s adjusted cash G&A costs, which excludes non-cash share-based compensation and acquisition cost amounts of $3.7 million and $6.7 million, respectively, totaled $12.8 million or $0.96 per Boe in the first quarter, up $0.09 per Boe compared to the first quarter of 2025.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital expenditures for the first quarter were $270.1 million (excluding non-budgeted acquisitions and other). This was comprised of $226.5 million of total drilling and completion (“D&C”) capital on organic assets, and $43.6 million of Ground Game activity, inclusive of associated development costs. Normalized well costs on the Company’s AFE elections declined sequentially, averaging approximately $749 per lateral foot in the first quarter, as compared to $833 in the first quarter of 2025. NOG’s Permian Basin spending was 31% of the capital expenditures for the first quarter, the Appalachian was 28%, the Williston was 24% and the Uinta was 17%.

LIQUIDITY AND CAPITAL RESOURCES

NOG had total liquidity of $1.2 billion as of March 31, 2026, consisting of $1.1 billion of committed borrowing availability under its Revolving Credit Facility and $37.0 million cash on hand.

In March 2026, the Company completed an underwritten public offering of its common stock issuing 8,288,289 shares and raising $227.9 million in net proceeds. Funds raised in the offering were applied to the outstanding borrowings on the Company’s revolving credit facility.

OTHER MATTERS

NOG accounts for its assets under the Full Cost method, as opposed to the Successful Efforts method, which does not perform historical price-based asset tests. Driven by lower average oil prices, the Company recorded a non-cash ceiling test impairment charge of $268.3 million, in the first quarter of 2026, on its oil and gas assets. This non-cash charge will have no impact on cash flows of the Company.

SHAREHOLDER RETURNS

In February 2026, the Company’s board of directors declared a cash dividend on the Company’s common stock in the amount of $0.45 per share. The dividend is payable on April 30, 2026, to stockholders of record as of the close of business on March 30, 2026.

FIRST QUARTER 2026 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended March 31,
	2026	2025	% Change
Net Production:
Oil (MBbl)	6,621	7,081	(6)%
Natural Gas (MMcf)	40,360	30,394	33%
Total (MBoe)	13,347	12,146	10%

Average Daily Production:
Oil (Bbl)	73,567	78,675	(6)%
Natural Gas (Mcf)	448,444	337,706	33%
Total (Boe)	148,303	134,959	10%

Average Sales Prices:
Oil (per Bbl)	$66.32	$64.92	2%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	(4.32)	1.55
Oil Net of Settled Oil Derivatives (per Bbl)	62.00	66.47	(7)%

Natural Gas and NGLs (per Mcf)	2.50	3.86	(35)%
Effect of Gain on Settled Natural Gas Derivatives on Average Price (per Mcf)	0.27	0.04
Natural Gas and NGLs Net of Settled Natural Gas and NGL Derivatives (per Mcf)	2.77	3.90	(29)%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	40.45	47.50	(15)%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	(1.32)	0.99
Realized Price on a Boe Basis Including Settled Commodity Derivatives	39.13	48.49	(19)%

Costs and Expenses (per Boe):
Production Expenses	$9.72	$9.39	4%
Production Taxes	2.87	2.97	(3)%
General and Administrative Expenses	1.74	1.19	46%
Depletion, Depreciation, Amortization and Accretion	14.77	16.93	(13)%

Net Producing Wells at Period End	1,303.9	1,133.9	15%

HEDGING UPDATE

NOG hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes NOG’s open crude oil commodity derivative contracts scheduled to settle after March 31, 2026.

	Crude Oil Commodity Derivative Swaps(1)		Crude Oil Commodity Derivative Collars
Contract Period	Volume (Bbls/Day)	Weighted Average Price ($/Bbl)	Collar Sub-Floor Volume (Bbls/Day)	Collar Floor Volume (Bbls/Day)	Collar Ceiling Volume (Bbls/Day)	Weighted Average Sub-Floor Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
2026(1)
Q2	23,719	$66.82	1,412	20,011	27,504	$48.54	$62.91	$70.59
Q3	20,745	67.78	2,250	19,187	26,680	47.22	62.34	70.46
Q4	18,745	67.87	2,250	19,187	26,680	47.22	62.34	70.46
2027(1)
Q1	7,250	$69.01	2,500	6,750	6,750	$45.00	$61.14	$68.72
Q2	7,250	69.01	2,500	6,750	6,750	45.00	61.14	68.72
Q3	5,000	69.94	421	3,842	3,842	45.00	63.04	73.91
Q4	5,000	69.94	—	3,000	3,000	—	64.03	76.37
_____________
(1)Includes derivative contracts entered into as of April 20, 2026. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps.

The following table summarizes NOG’s open natural gas commodity derivative contracts scheduled to settle after March 31, 2026.

	Natural Gas Commodity Derivative Swaps(1)		Natural Gas Commodity Derivative Collars
Contract Period	Volume (MMBTU/Day)	Weighted Average Price ($/MMBTU)	Collar Floor Volume (MMBTU/Day)	Collar Ceiling Volume (MMBTU/Day)	Weighted Average Floor Price ($/MMBTU)	Weighted Average Ceiling Price ($/MMBTU)
2026(1)
Q2	101,099	$4.00	152,140	152,140	$3.42	$4.93
Q3	116,685	4.02	150,486	150,486	3.45	4.89
Q4	135,054	4.16	150,105	150,105	3.47	5.06
2027(1)
Q1	89,056	$4.01	77,389	77,389	$3.46	$4.79
Q2	90,989	4.00	65,714	65,714	3.45	4.43
Q3	90,000	4.00	65,000	65,000	3.45	4.43
Q4	71,413	3.96	46,467	46,467	3.45	4.41
2028(1)
Q1	28,077	$3.83	9,890	9,890	$3.50	$4.17
Q2	20,220	3.83	10,110	10,110	3.50	4.17
Q3	20,000	3.83	10,000	10,000	3.50	4.17
Q4	16,630	3.85	10,000	10,000	3.50	4.07
2029(1)
Q1			9,889	9,889	$3.50	$3.88
Q2			10,110	10,110	3.50	3.88
Q3			10,000	10,000	3.50	3.88
Q4			6,630	6,630	3.50	3.88
_____________
(1)Includes derivative contracts entered into as of April 20, 2026. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps.

The following table summarizes NOG’s open NGL commodity derivative contracts scheduled to settle after March 31, 2026.

Natural Gas Liquids Commodity Derivative Swaps(1)
	Swaps
Contract Period	Volume (BBL/Day)	Weighted Average Price ($/BBL)
2026(1)
Q2	1,175	$33.32
Q3	1,050	33.03
Q4	875	33.32
2027(1)
Q1	725	$32.30
Q2	650	30.73
Q3	625	30.69
Q4	575	30.87
_____________

(1)Includes derivative contracts entered into as of April 20, 2026.

The following table presents NOG’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of NOG’s statement of operations:

	Three Months Ended March 31,
(In thousands)	2026	2025
Cash Received (Paid) on Settled Derivatives, Net	$(17,633)	$12,062
Non-Cash Mark-to-Market Gain (Loss) on Derivatives	(521,423)	9,699
Gain (Loss) on Commodity Derivatives, Net	$(539,056)	$21,761

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In thousands, except for net well data and dollars per foot)	Three Months Ended March 31, 2026
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$226,518
Ground Game Acquisition Capital Expenditures, Inclusive of Development Costs	$43,587
Other	$3,393
Non-Budgeted Acquisitions	$466,217

Net Wells Added to Production	17.1

Net Producing Wells (Period-End)	1,303.9

Net Wells in Process (Period-End)	43.7

Weighted Average Gross AFE for Wells Elected to	$10,294
Weighted Average Gross AFE for Wells Elected to, normalized for lateral length ($ per foot)	$749

FIRST QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL

In conjunction with NOG’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Wednesday, April 29, 2026 at 8:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://events.q4inc.com/attendee/607802271
Dial-In Number: (800) 715-9871 (US/Canada) and (646) 307-1963 (International)
Conference ID: 4503139 - NOG First Quarter 2026 Earnings Conference Call
Replay Dial-In Number: (800) 770-2030 (US/Canada) and (647) 362-9199 (International)
Replay Access Code: 4503139 - Replay will be available through May 13, 2026

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under NOG’s Revolving Credit Facility, NOG’s intention or ability to pay or increase dividends on its capital stock, and impairment are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which NOG conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and NGLs; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to identify and consummate additional development opportunities and potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; changes in local, state, and federal laws, regulations or policies that may affect NOG’s business or NOG’s industry (such as the effects of tax law changes, and changes in environmental, health, and safety regulation and regulations addressing climate change, and trade policy and tariffs); conditions of the securities markets; risks associated with NOG’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuances, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake, and specifically disclaims, any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2026	2025
Revenues
Oil and Gas Sales	$539,855	$576,952
Gain (Loss) on Commodity Derivatives, Net	(539,056)	21,761
Other Revenues	4,230	3,385
Total Revenues	5,029	602,098

Operating Expenses
Production Expenses	129,747	114,040
Production Taxes	38,343	36,069
General and Administrative Expenses	23,174	14,481
Depletion, Depreciation, Amortization and Accretion	197,098	205,690
Impairment of Oil and Gas Assets	268,276	—
Other Expenses	3,274	2,537
Total Operating Expenses	659,912	372,817

Income (Loss) From Operations	(654,883)	229,281

Other Income (Expense)
Interest Expense, Net	(42,586)	(43,350)
Gain (Loss) on Unsettled Interest Rate Derivatives, Net	1,566	(144)
Loss on Extinguishment of Debt	(14)	—
Total Other Expense, Net	(41,034)	(43,494)

Income (Loss) Before Income Taxes	(695,917)	185,787

Income Tax Expense (Benefit)	(173,070)	46,805

Net Income (Loss)	$(522,847)	$138,982

Net Income (Loss) Attributable to Common Stockholders	$(522,847)	$138,982

Net Income (Loss) Per Common Share – Basic	$(5.31)	$1.41
Net Income (Loss) Per Common Share – Diluted	$(5.31)	$1.39
Weighted Average Common Shares Outstanding – Basic	98,502,731	98,559,724
Weighted Average Common Shares Outstanding – Diluted	98,502,731	99,992,487

CONDENSED BALANCE SHEETS
(UNAUDITED)

(In thousands, except par value and share data)	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	$37,041	$14,299
Accounts Receivable, Net	395,291	349,927
Prepaid Expenses and Other	19,010	37,061
Derivative Instruments	7,682	166,678
Income Tax Receivable	13,881	18,066
Total Current Assets	472,905	586,031

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	12,023,262	11,441,786
Unproved	244,274	86,034
Less – Accumulated Depletion and Impairment	(7,248,728)	(6,784,649)
Total Oil and Natural Gas Properties, Net	5,018,808	4,743,171
Other Property and Equipment, Net	2,845	3,196
Total Property and Equipment, Net	5,021,653	4,746,367

Derivative Instruments	4,653	3,036
Other Noncurrent Assets, Net	15,635	73,941

Total Assets	$5,514,846	$5,409,375

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$234,921	$218,620
Accrued Liabilities and Other	402,085	320,673
Derivative Instruments	262,379	—
Total Current Liabilities	899,385	539,293

Long-term Debt, Net	2,551,528	2,395,393
Deferred Tax Liability	76,424	247,645
Derivative Instruments	148,200	48,102
Asset Retirement Obligations	53,275	50,831
Other Noncurrent Liabilities	1,638	1,770

Total Liabilities	$3,730,450	$3,283,034

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $0.001; 270,000,000 Shares Authorized; 105,791,123 Shares Outstanding at 3/31/2026 97,265,559 Shares Outstanding at 12/31/2025	508	499
Additional Paid-In Capital	1,825,456	1,644,563
Retained Earnings (Deficit)	(41,568)	481,279
Total Stockholders’ Equity	1,784,396	2,126,341
Total Liabilities and Stockholders’ Equity	$5,514,846	$5,409,375

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. NOG defines Adjusted Net Income as income before income taxes, excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) (gain) loss on extinguishment of debt, net of tax, (iii) contingent consideration (gain) loss, net of tax, (iv) acquisition transaction costs, net of tax, (v) (gain) loss on unsettled interest rate derivatives, net of tax, and (vi) impairment of long-lived assets, net of tax. NOG defines Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) (gain) loss on extinguishment of debt, (vi) contingent consideration (gain) loss (vii) acquisition transaction costs, (viii) (gain) loss on unsettled interest rate derivatives, (ix) (gain) loss on unsettled commodity derivatives, (x) impairment of long-lived assets, and (xi) other non-cash adjustments. NOG defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and changes in accrued capital expenditures and other items. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of NOG’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring NOG’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
(In thousands, except share and per share data)	2026	2025
Income (Loss) Before Income Taxes	$(695,917)	$185,787
Add:
Impact of Selected Items:
Loss (Gain) on Unsettled Commodity Derivatives	521,423	(9,699)
Loss (Gain) on Extinguishment of Debt	14	—
Acquisition Transaction Costs	6,686	423
Loss (Gain) on Unsettled Interest Rate Derivatives	(1,566)	144
Impairment of Oil and Gas Assets	268,276	—
Adjusted Income Before Adjusted Income Tax Expense	98,916	176,655

Adjusted Income Tax Expense (1)	(24,234)	(43,280)

Adjusted Net Income (non-GAAP)	$74,682	$133,375

Weighted Average Shares Outstanding – Basic	98,502,731	98,559,724
Weighted Average Shares Outstanding – Diluted	98,502,731	99,992,487
Less:
Dilutive Effect of Convertible Notes (2)	—	—
Add:
Dilutive Effect of Restricted Stock (3)	1,794,709	—
Weighted Average Shares Outstanding – Adjusted Diluted	100,297,440	99,992,487

Income (Loss) Before Income Taxes Per Common Share – Basic	$(7.06)	$1.89
Add:
Impact of Selected Items	8.07	(0.09)
Impact of Income Tax	(0.25)	(0.45)
Adjusted Net Income Per Common Share – Basic	$0.76	$1.35

Income (Loss) Before Income Taxes Per Common Share – Adjusted Diluted	$(6.94)	$1.86
Add:
Impact of Selected Items	7.92	(0.09)
Impact of Income Tax	(0.24)	(0.44)
Adjusted Net Income Per Common Share – Adjusted Diluted	$0.74	$1.33
______________
(1)For the three months ended March 31, 2026 and March 31, 2025, this represents a tax impact using an estimated tax rate of 24.5%.
(2)Weighted average shares outstanding - diluted, on a GAAP basis, includes diluted shares attributable to the Company’s Convertible Notes due 2029. However, the offsetting impact of the capped call transactions that the Company entered into in connection therewith is not recognized on a GAAP basis. As a result, for purposes of this calculation, the Company excludes the dilutive shares to the extent they would be offset by the capped calls.
(3)Weighted average shares outstanding - diluted, on a GAAP basis, does not include the dilutive effect of restricted stock when the Company is in a loss position. As a result, for purposes of this calculation, the Company includes the dilutive shares attributable to the restricted stock.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(In thousands)	2026	2025
Net Income (Loss)	$(522,847)	$138,982
Add:
Interest Expense	42,788	43,850
Income Tax Expense (Benefit)	(173,070)	46,805
Depreciation, Depletion, Amortization and Accretion	197,098	205,690
Non-Cash Stock-Based Compensation	3,710	3,540
Loss on Extinguishment of Debt	14	—
Other Adjustments	—	5,000
Acquisition Transaction Costs	6,686	423
Loss (Gain) on Unsettled Interest Rate Derivatives	(1,566)	144
Loss (Gain) on Unsettled Commodity Derivatives	521,423	(9,699)
Impairment of Oil and Gas Assets	268,276	—
Adjusted EBITDA	$342,512	$434,735

Reconciliation of Free Cash Flow

	Three Months Ended March 31,
(In thousands)	2026	2025
Net Cash Provided by Operating Activities	$323,615	407,426
Exclude: Changes in Working Capital and Other Items	(26,442)	(19,998)
Less: Capital Expenditures (1)	(266,812)	(251,735)
Free Cash Flow	$30,361	$135,693
_______________
(1)    Capital expenditures are calculated as follows:

	Three Months Ended March 31,
(In thousands)	2026	2025
Cash Paid for Capital Expenditures	$634,623	263,971
Less: Non-Budgeted Acquisitions, inclusive of Acquisition Transaction Costs	(406,338)	(22,204)
Plus: Change in Accrued Capital Expenditures and Other	38,527	9,968
Capital Expenditures	$266,812	$251,735